Exhibit 99.2
PRELIMINARY COPY

BJ Services Company
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

BJSRV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

BJ SERVICES COMPANY

The Board of Directors Recommends a Vote FOR Proposal 1 and FOR Proposal 2.

Vote on Merger Agreement Proposal	For	Against	Abstain

1.
To approve and adopt the Agreement and Plan of Merger, dated as of August 30, 2009, by and among Baker Hughes Incorporated, a Delaware corporation, BSA Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Baker Hughes Incorporated, and BJ Services Company, as it may be amended from time to time.
	☐	☐	☐

Vote on Adjournment Proposal

2.
To authorize the BJ Services Company board of directors, in its discretion, to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting.
	☐	☐	☐

In the discretion of the proxies, on such other business that may properly come before the special meeting or any adjournment or postponement of the special meeting by or at the direction of the board.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1, and FOR Proposal 2, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

NOTE: Please sign, date and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

BJSRV2
PRELIMINARY COPY
BJ SERVICES COMPANY
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON                                 , 2010
         The Special Meeting of the Stockholders of BJ Services Company (the “Company”) will be held on        ,      , 2010, at [     :00 a.m.] local time, at             located at                  , HOUSTON, TEXAS 770     .
         The undersigned, having received the notice and accompanying Joint Proxy Statement/Prospectus for said meeting, hereby constitutes and appoints J.W. Stewart, Jeffrey E. Smith and Margaret B. Shannon, or any of them, his/her true and lawful agents and proxies, with power of substitution in each, to represent and vote at the Special Meeting scheduled to be held on          , 2010, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of BJ Services Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.
YOUR VOTE IS IMPORTANT
To vote through the Internet or by telephone, please see the instructions on the reverse side of this card. To vote by mail, sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.
(Continued and to be dated and signed on the reverse side.)

ADDRESS CHANGES/COMMENTS